SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): FEBRUARY 20, 1997

                        DAWSON PRODUCTION SERVICES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                      TEXAS
                 (STATE OR OTHER JURISDICTION OF INCORPORATION)

        0-27732                                          74-2231546
(COMMISSION FILE NUMBER)                      (IRS EMPLOYER IDENTIFICATION NO.)

                          901 N.E. LOOP 410, SUITE 700
                            SAN ANTONIO, TEXAS 78209
           (ADDRESS OF PRINCIPAL EXECUTIVE OFFICE, INCLUDING ZIP CODE)

                                 (210) 828-1838
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)
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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

      On February 20, 1997, the registrant, Dawson Production Services, Inc. (the "Company") closed a transaction pursuant to which it acquired substantially all of the U.S. land-based well servicing operations (the "Assets") of Pride Petroleum Services, Inc., a Louisiana corporation ("Pride"), for approximately $135.9 million in cash (the "Pride Acquisition"). The Pride Acquisition significantly increased the size and geographic scope of the Company's workover rig service business.

      The Assets include approximately 407 workover rigs and related equipment and operations in approximately 28 locations in the Texas and Louisiana Gulf Coasts, the Permian Basin areas of West Texas and New Mexico, and California. The Company will continue to use the physical property acquired in the Pride Acquisition for well servicing and related operations and now employs approximately 1,940 former Pride employees for the purpose of continuing those operations. As a result of the Pride Acquisition, the Company is the largest provider of workover rigs in Texas and the second largest provider in the United States. The Company will seek to generate improved profit margins for the Assets through increased operating efficiencies and cost savings resulting from overhead reductions and the consolidation of certain overlapping yard locations. In addition, the Company will seek to expand its liquid and production services businesses into new markets through certain of the acquired yard locations and also to redeploy certain of the acquired workover rigs to areas with greater rig demand.

      The Assets were acquired pursuant to the purchase by the Company of all of the issued and outstanding capital stock of Pride Land GP, Inc., a Delaware corporation, which was a wholly owned subsidiary of Pride; and the acquisition by Dawson Production Acquisition Corp., a Delaware corporation, a wholly owned subsidiary of the Company, of a 99% limited partnership interest in Pride Land Operations, L.P., a Delaware limited partnership, from Pride Land LP, Inc., a Delaware corporation and wholly owned subsidiary of Pride. Pride Land GP, Inc., which was subsequently renamed Dawson Production Management, Inc., is the general partner and owner of the remaining one percent limited partnership interest of Pride Land Operations, L.P., which has been renamed Dawson Production Partners, L.P.

      The amount of consideration paid by the Company for the Assets was determined through arms'-length negotiations between the Company and Pride, and was based on a variety of factors, including the historical cash flow of Pride attributable to the Assets, and the nature of the industry. The Company financed the transaction with a portion of the proceeds from its public offering of $140,000,000 of Senior Notes and its public offering of 4,722,259 shares of common stock, $0.01 par value per share, at a price to the public of $12.50 per share.

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ITEM 7.     FINANCIAL STATEMENTS AND EXHIBITS.

      (a)   Financial Statements of Business Acquired.

            Financial Statements for the business acquired are not included in this filing because substantially the same information as that required By Form 8-K has been previously reported by the Company in the Company's Registrtation Statement on Form S-1 (File No. 333-19413).

      (b)   Pro Forma Financial Information.

            Pro Forma financial information is not included in this filing because substantially the same information as that required by Form 8-K has been previously reported by the Company in the Company's Registration Statement on Form S-1 (File No. 333-19413).

      (c)   Exhibits

      10.23 Purchase Agreement dated December 23, 1996 between Dawson Production Services, Inc., a Texas corporation, and Pride Petroleum Services, Inc., a Louisiana corporation.

      10.24 First Amendment to Purchase Agreement dated February 20, 1997 between Dawson Production Services, Inc., a Texas corporation, and Pride Petroleum Services, Inc., a Louisiana corporation.

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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      DAWSON PRODUCTION SERVICES, INC.
                                      (Registrant)

Date  March 7, 1997                   By: /s/ MARK STARK
                                      P. Mark Stark, Chief Financial Officer

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                        DAWSON PRODUCTION SERVICES, INC.

                                    Form 8-K

                                  EXHIBIT INDEX

Exhibit No.       Description of Exhibit
-----------       ----------------------
  10.23           Purchase Agreement dated December 23, 1996 between Dawson
                  Production Services, Inc., a Texas corporation, and Pride
                  Petroleum Services, Inc., a Louisiana corporation.
                  (Incorporated by reference from Exhibit 10.16 of the Company's
                  Registration Statement on Form S-1 (File No. 333-19413)).

  10.24 First Amendment to Purchase Agreement dated February 20, 1997 between Dawson Production Services, Inc., a Texas corporation, and Pride Petroleum Services, Inc., a Louisiana corporation.
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                          UNDERTAKING AS TO SCHEDULES

      Registrant agrees to furnish supplementally a copy of any omitted schedule to the Purchase Agreement to the Commission upon request.